UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2019

THE HANOVER INSURANCE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13754	04-3263626
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	440 Lincoln Street, Worcester, Massachusetts	01653
	(Address of principal executive offices)	(Zip Code)

(508) 855-1000

Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $.01 par value	THG	New York Stock Exchange
7 5/8% Senior Debentures due 2025	THG	New York Stock Exchange
6.35% Subordinated Debentures due 2053	THGA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Hanover Insurance Group, Inc. (the “Company”) held its annual meeting of shareholders on May 14, 2019 (the “Annual Meeting”).  At the Annual Meeting, the Company’s shareholders elected (i) P. Kevin Condron to serve as a director in the class of directors whose terms expire at the 2021 annual meeting of shareholders and until his successor is duly elected and qualified; and (ii) Michael D. Price, Joseph R. Ramrath and John C. Roche to each serve as a director in the class of directors whose terms expire at the 2022 annual meeting of shareholders and until their successors are duly elected and qualified.  At the Annual Meeting, the Company’s shareholders also approved an advisory vote on executive compensation and ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent, registered public accounting firm for 2019.

The final voting results for each matter submitted to a vote of shareholders at the Annual Meeting are as follows:

 Item 1 – Election of Directors

Name	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
P. Kevin Condron	32,322,864	506,555	19,133	1,984,080
Michael D. Price	32,715,065	117,103	16,384	1,984,080
Joseph R. Ramrath	32,313,440	516,919	18,192	1,984,081
John C. Roche	32,651,408	180,776	16,368	1,984,080

Item 2 – Advisory Vote on Executive Compensation

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
32,142,345	659,615	46,587	1,984,085

Item 3 – Ratification of Independent, Registered Public Accounting Firm

Votes For	Votes Against	Votes Abstained
33,899,216	913,386	20,030

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

The Hanover Insurance Group, Inc.
(Registrant)

Date May 16, 2019	By:	/s/ J. Kendall Huber
J. Kendall Huber
Executive Vice President, General Counsel and Asst. Secretary

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